SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 11, 2004
(Date of earliest event reported)

SCOLR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24693	91-1689591

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 132nd Avenue SE, Suite 300
Bellevue, Washington 98006

(Address of principal executive offices and zip code)

(425) 373-0171

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS
Item 9. REGULATION FD DISCLOSURE
Signature
Exhibit 99.1

SCOLR, INC.
FORM 8-K

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are attached hereto and this list constitutes the exhibit index:

Exhibit No.	Description

99.1	SCOLR, Inc. Investor Information Sheet

Item 9. REGULATION FD DISCLOSURE

In anticipated meetings with various individual and institutional investors, officials of SCOLR, Inc. (the “Company”) expect to provide business and financial information about the Company and the drug delivery industry. Certain materials for the anticipated presentations are attached hereto as Exhibits 99.1. These materials are also available on the Company’s web site, at www.scolr.com.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report is material investor information that is not otherwise publicly available.

Except for any historical information, the matters discussed in this Current Report on Form 8-K and attached exhibits contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to continue to successfully market and provide its products and services and maintain their effectiveness, the continuation of arrangements with the Company’s product development partners and customers, competition, government regulation and general economic conditions. Such statements are subject to a number of assumptions, risks and uncertainties which are described in the Company’s reports and other filings with the Securities and Exchange Commission. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR, INC.
(Registrant)

February 11, 2004	By:	/s/ Daniel O. Wilds

(Date)		Daniel O. Wilds
President and Chief Executive Officer